Exhibit 99.1

October 6, 2021

Dear Shareholders of Hall of Fame Resort & Entertainment Company,

I’m writing again to continue to provide transparency and clarity related to some of the recent progress Hall of Fame Resort & Entertainment Company (“HOFV” or “Company”) is making, including developments on construction financing, as well as progress across our three business verticals.

First, we are pleased to announce that the Company has expanded its relationship with ERIEBANK, a division of CNB Bank, and entered into a non-binding term sheet for a senior secured loan facility (the “Facility”) up to $25 million. ERIEBANK is familiar with our business through its financing of our construction loan for the DoubleTree by Hilton in Downtown Canton, a relationship that has shown itself to be aligned with our strategic initiatives, and one we are excited to build upon with this quality lender.

Per the term sheet, following an initial interest-only period the Company will have the option to convert the loan into a 10-year mortgage (two options of five-years each). Closing of the Facility, which is expected to occur during Q4, is subject to various customary conditions. Finalization of the Facility also will enable us to move forward with other financing that is dependent upon obtaining a senior lending facility. The Company has made additional progress on the financing front, having secured preliminary non-binding term sheets and communications of interest from other lenders that we are continuing to pursue to optimize our cap stack.

Our goal with financing remains to provide the Company with enhanced financial flexibility and to support continued progress on the construction front. As we have stated multiple times, we are focused on making the “right decisions” to optimize the Company’s balance sheet. We continue to explore additional ways to finance ongoing growth across our business units and drive shareholder value today and into the future.

In that regard, in addition to the progress we are making on our debt financing initiatives, you may have seen the Prospectus Supplement that the Company filed with the Securities and Exchange Commission (“SEC”) on October 1, 2021. As mentioned in my last Letter to Shareholders, this filing has now been made in conjunction with our S-3 Shelf Registration Statement. The offering is for up to $50 million in shares of our common stock through an “at the market” (“ATM”) vehicle, with Wedbush Securities, Inc. and Maxim Group LLC serving as co-agents. As a reminder, the S-3 shelf registration process is another financial tool that provides the opportunity to access capital markets at a more balanced pace, when market demand and pricing targets make sense for the Company.

Second, we continue to focus on day-to-day execution of our game plan to drive near and long-term growth. By continuing our progress across our three business verticals (destination-based assets, Hall of Fame Village Media, and gaming), we are indeed executing on our gameplan.

1.	Destination-Based Assets: Construction of assets continues, and we have seen tangible progress with the opening of our DoubleTree by Hilton Canton Downtown Hotel in Fall 2020 and the upcoming completion of the Constellation Center for Excellence (“CFE”). We are very close to securing the Certificate of Occupancy for the CFE, our 75,000-square-foot, mixed-use facility, which will finish on-time and on-budget, a further example of the team’s ability to execute in this dynamic environment. The CFE is expected to include a variety of sports-centric research and programming, office space and retail space. The Retail Promenade, now known as “The Fan Engagement Zone,” has seen significant progress as well, with vertical construction underway and the expectation that it will be fully enclosed by the end of 2021. Equally exciting, the Center for Performance site has been cleared, the contractor has been onboarded, and construction is set to begin in the near term. Less visible but no less critical is the ongoing infrastructure work necessary to support our construction of the on-site Hilton Tapestry hotel, also known as “The Eleven,” and an indoor football-themed waterpark. Lastly, the Youth Sports Complex will see additional amenities for fans, athletes, and coaches to enjoy by the end of this year, while in parallel adding enhanced field capacity to host even larger events beginning in Spring 2022. Please click on the following link to enjoy the latest aerial footage of progress being made across the Hall of Fame Village powered by Johnson Controls: https://youtu.be/BO5HTvgUTzQ

2.	Hall of Fame Village Media: Our Media division continues to work on telling captivating stories through our direct access to exclusive content and other strategic partnerships. In conjunction with the second season of the NFL Alumni Academy taking place at Tom Benson Hall of Fame Stadium, we are excited to work with WaV Sports and Entertainment to bring a docuseries to life about the Academy, including original stories of its aspiring professional athletes. Also, production is moving forward in conjunction with Elite Team Holdings and NFL Films for “The Perfect Ten,” a one-of-a-kind documentary profiling the individuals who have both won a Heisman Trophy and have been enshrined into the Pro Football Hall of Fame. Our Non-Fungible Token (“NFT”) program has enabled us to “Honor the Past” and help bring stories of legends like Earl Campbell, Tim Brown, Doak Walker, Shannon Sharpe, Marcus Allen, and Joe Theismann to fans in this unique and experiential way with more to legends to follow. I am very proud of the unparalleled quality of the content of the NFT’s we released and look forward to continuing to grow the program for the Company. Stay tuned for more exciting news regarding other projects that the Media division has in-flight.

3.	Gaming: The Gaming vertical has begun to take form through our Hall of Fantasy League (“HOFL”). We can’t wait to see how the season progresses and which of our seasoned front offices and team captains come out on top. The weekly recaps with the front offices on Twitch really show the different ways that this league can engage fans. While the Atlanta Hot Wings are the last remaining unbeaten team, I wouldn’t count any of the teams out just yet. I’m also very excited that we are starting to work with Esports Entertainment Group (“EEG”) on the design for the Helix Esports Center as part of the Fan Engagement Zone. We expect this to open in mid-2022. And we continue to keep a close eye on developments with the Ohio Sports Betting legislation and what it means for our growing Gaming vertical.

I could not be prouder of the efforts of our team, and we remain excited about the progress we’re making on all fronts. The Company will continue to do things the right way with appropriate transparency, to ensure understanding around the decisions we are making for our Company to grow in both the short-term and long-term. Thank you for your continued support, trust, and confidence in us as a team. We’re building a dynasty for our guests and fans to enjoy for decades to come!

/s/ Michael Crawford

Michael Crawford

President and Chief Executive Officer

About Hall of Fame Resort & Entertainment Company Hall of Fame Resort & Entertainment Company (NASDAQ: HOFV, HOFVW) is a resort and entertainment company leveraging the power and popularity of professional football and its legendary players in partnership with the Pro Football Hall of Fame. Headquartered in Canton, Ohio, the Hall of Fame Resort & Entertainment Company is the owner of the Hall of Fame Village powered by Johnson Controls, a multi-use sports, entertainment and media destination centered around the Pro Football Hall of Fame’s campus. Additional information on the Company can be found at www.HOFREco.com. This communication is not an offer to sell or a solicitation of an offer to buy, nor shall there be any sale of securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction. Any offering of the securities covered under the S-3 Shelf Registration Statement will be made solely by means of the prospectus included in the S-3 Shelf Registration Statement and an accompanying prospectus supplement relating to that offering to be filed with the Securities and Exchange Commission (“SEC”).

Forward-Looking Statements Certain statements made herein are “forward-looking statements” within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements may be identified by the use of words and phrases such as “opportunity,” “future,” “will,” “goal,” and “look forward” and other similar expressions that predict or indicate future events or trends or that are not statements of historical matters. These forward-looking statements are not guarantees of future performance, conditions, or results, and involve a number of known and unknown risks, uncertainties, assumptions, and other important factors, many of which are outside the Company’s control, that could cause actual results or outcomes to differ materially from those discussed in the forward-looking statements. Important factors, among others, that may affect actual results or outcomes include the inability to recognize the anticipated benefits of the business combination; costs related to the business combination; the inability to maintain the listing of the Company’s shares on Nasdaq; the Company’s ability to manage growth; the Company’s ability to execute its business plan and meet its projections, including refinancing its existing term loan and obtaining financing to construct planned facilities; potential litigation involving the Company; changes in applicable laws or regulations; general economic and market conditions impacting demand for the Company’s products and services, and in particular economic and market conditions in the resort and entertainment industry; the potential adverse effects of the ongoing global coronavirus (COVID-19) pandemic on capital markets, general economic conditions, unemployment and the Company’s liquidity, operations and personnel, as well as those risks and uncertainties discussed from time to time in our reports and other public filings with the SEC. The Company does not undertake any obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.